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                                                                      EXHIBIT 21


                                 SUBSIDIARIES OF
                           FRUIT OF THE LOOM, INC.(1)


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                                                                                        JURISDICTION OF
                                                                                         INCORPORATION
                                                                                        ---------------

Fruit of the Loom, Inc.                                                                 Delaware
SUBSIDIARIES OF FRUIT OF THE LOOM, INC.
 (A DELAWARE CORPORATION)
Union Underwear Company, Inc.                                                           New York
NWI Land Management Corp.                                                               Delaware
SUBSIDIARIES OF UNION UNDERWEAR COMPANY, INC.
 (A NEW YORK CORPORATION)
Aliceville Cotton Mill, Inc.                                                            Alabama
Artex Manufacturing Co, Inc.                                                            Delaware
The B.V.D. Licensing Corporation                                                        Delaware
Fayette Cotton Mill, Inc.                                                               Alabama
FOL Caribbean Corporation                                                               Delaware
FOL International                                                                       Republic of Ireland
Fruit of the Loom Arkansas, Inc.                                                        Arkansas
Fruit of the Loom Canada, Inc.                                                          Ontario
Fruit of the Loom Caribbean, Inc.                                                       Delaware
Fruit of the Loom, Inc.                                                                 New York
Fruit of the Loom Texas, Inc.                                                           Texas
FTL Sales Company, Inc.                                                                 New York
Greenville Manufacturing, Inc.                                                          Mississippi
Leesburg Holding Company, Inc.                                                          North Carolina
Martin Mills, Inc.                                                                      Louisiana
Rabun Apparel, Inc.                                                                     Georgia
Sherman Warehouse Corporation                                                           Mississippi
Union Sales, Inc.                                                                       Delaware
Union Yarn Mills, Inc.                                                                  Alabama
Winfield Cotton Mill, Inc.                                                              Alabama
SUBSIDIARIES OF ARTEX MANUFACTURING CO., INC.
 (A DELAWARE CORPORATION)
FTL Investments, Inc.                                                                   Delaware
SUBSIDIARIES OF FOL CARIBBEAN (A DELAWARE CORPORATION)
FOL Holding, Ltd.                                                                       Cayman Islands
SUBSIDIARIES OF FOL INTERNATIONAL (A REPUBLIC OF
  IRELAND CORPORATION)
FOL International GmbH                                                                  Germany
FOL Ireland Limited                                                                     Republic of Ireland
Fruit of the Loom Benelux, S.A.                                                         Belgium
Fruit of the Loom Investments, Ltd.                                                     United Kingdom
Fruit of the Loom Maroc SARL                                                            Morocco
Fruit of the Loom Spain, S.A.                                                           Spain
Fruit of the Loom Italy, S.R.L.                                                         Italy
Fruit of the Loom GmbH                                                                  Germany
SUBSIDIARIES OF FOL IRELAND LIMITED (A REPUBLIC OF
  IRELAND CORPORATION)
Fruit of the Loom International Limited Republic of Ireland Fruit of the Loom
Distribution Limited Republic of Ireland SUBSIDIARIES OF FRUIT OF THE LOOM
INVESTMENTS, LTD.
  (A UNITED KINGDOM CORPORATION)
Fruit of the Loom, Limited                                                              United Kingdom
Fruit of the Loom Management Co., Ltd.                                                  United Kingdom
Fruit of the Loom Manufacturing Co., Ltd.                                               Northern Ireland
SUBSIDIARIES OF FRUIT OF THE LOOM INTERNATIONAL
  LIMITED (A REPUBLIC OF IRELAND CORPORATION)
Protean                                                                                 Republic of Ireland
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                                                                                        JURISDICTION OF
                                                                                         INCORPORATION
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

SUBSIDIARIES OF FTL SALES COMPANY, INC. (A NEW YORK
  CORPORATION)
FTL Regional Sales Company, Inc.                                                        Delaware
SUBSIDIARIES OF LEESBURG HOLDING COMPANY, INC.
  (A NORTH CAROLINA CORPORATION)
Leesburg Yarn Mills, Inc.                                                               Alabama
SUBSIDIARIES OF UNION SALES, INC. (A DELAWARE
  CORPORATION)
Fruit of the Loom Trading Company                                                       Delaware
SUBSIDIARIES OF FRUIT OF THE LOOM TRADING COMPANY
  (A DELAWARE CORPORATION)
Controladora Fruit of the Loom, S.A. de C.V.                                            Mexico
SUBSIDIARIES OF CONTROLADORA FRUIT OF THE LOOM,
  S.A. DE C.V. (A MEXICAN CORPORATION)
Distribuidora Fruit of the Loom, S.A. de C.V.                                           Mexico
Fruit of the Loom De Mexico, S.A. de C.V.                                               Mexico
Edificadora de Valle Hermosa, S.A. de C.V.                                              Mexico
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(1)  Excludes some subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" at
     December 29, 2001.







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